EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby acknowledges and agrees to the joint filing on behalf of each of them of a statement on Schedule 13D, and amendments thereto, relating to the common stock, par value $0.0001 per share of Getty Images Holdings, Inc. This Joint Filing Agreement shall be included as an Exhibit to such joint filing, and may be executed in any number of counterparts all of which together shall constitute one and the same instrument.

In evidence thereof, each of the undersigned, being duly authorized, hereby execute this Joint Filing Agreement.

Date: September 6, 2022

GETTY INVESTMENTS L.L.C.

By:	/s/ Jan D. Moehl
Name: Jan D. Moehl
Title: Officer

CHEYNE WALK MASTER FUND 2, LP

By: Sutton Place GP LLC, as general partner

By:	/s/ Jan D. Moehl
Name: Jan D. Moehl
Title: Chief Investment Officer

CHEYNE WALK TRUST

By: Remainderman Ltd., its trustee

By:	/s/ Jan D. Moehl
Name: Jan D. Moehl
Title: Chief Investment Officer

THE OCTOBER 1993 TRUST

By: R&H Trust Co (Jersey) Limited, as trustee

By:	/s/ Kathryn Tully
Name: Kathryn Tully
Title: Director

MARK GETTY

By:	/s/ Mark Getty
Name: Mark Getty

THE OPTIONS SETTLEMENT

By: R&H Trust Co (Jersey) Limited, as trustee

By:	/s/ Kathryn Tully
Name: Kathryn Tully
Title: Director